Good Earth Land Sales Company

INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

CERTIFICATE NUMBER

SHARES

PAR VALUE $0.01
COMMON STOCK

CUSIP NO. 382088 10 2

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.01 EACH OF

GOOD EARTH LAND SALES COMPANY

TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

Petie P. Maguire
PETIE P. MAGUIRE
President

DATED:

COUNTERSIGNED AND REGISTERED:
ISLAND STOCK TRANSFER
Transfer Agent

By

Authorized Signature

Susan Maxim
SUSAN MAXIM
Secretary

GOOD EARTH LAND SALES COMPANY
Corporate
Seal
FLORIDA

100 Second Avenue South, Suite 104N, St. Petersburg, FL, 33701
727.289.0010